1 TAYLOR CAPITAL GROUP, INC. First Quarter 2013 Financial Results

2 Forward-Looking Statements This presentation includes forward-looking statements that reflect our current expectations and projections about our future results, performance, prospects and opportunities. We have tried to identify these forward-looking statements by using words including “may,” “might”, “contemplate”, “plan”, “prudent”, “potential”, “should”, “will,” “expect,” “anticipate,” “believe,” “intend,” “could” and “estimate” and similar expressions. These forward-looking statements are based on information currently available to us and are subject to a number of risks, uncertainties and other factors that could cause our actual results, performance, prospects or opportunities in 2013 and beyond to differ materially from those expressed in, or implied by, these forward-looking statements. For further information about these and other risks, uncertainties and factors, please review the disclosure included in the section captioned "Risk Factors” in our December 31, 2012 Annual Report on Form 10-K filed with the SEC on March 8, 2013. You should not place undue reliance on any forward-looking statements. We undertake no obligation to publicly update or revise any forward-looking statements or risk factors, whether as a result of new information, future events, changed circumstances or any other reason after the date of this presentation. FIRST QUARTER 2013 FINANCIAL RESULTS

3 Agenda Mark Hoppe, President and Chief Executive Officer Opening remarks and executive comments Randy Conte, Chief Financial Officer and Chief Operating Officer First quarter highlights and results of operations Questions & Answers FIRST QUARTER 2013 FINANCIAL RESULTS

4 1Q2013 results among the strongest in five years • First Quarter 2013 Shareholder Results – $0.44 diluted EPS – 14.82% Return on Average Common Equity (ROCE) – $14 million of net income available to common stockholders • First Quarter 2013 Performance – Mortgage banking revenue of $32 million down 28% – $1.91 billion of mortgage originations – Net interest margin decreased 10 bps to 3.18% – Commercial loans grew 2%, total deposits grew 8% FIRST QUARTER 2013 HIGHLIGHTS

5 Fourth consecutive quarter of pre-tax, pre-provision operating earnings over $25 million RESULTS OF OPERATIONS As mortgage originations receded from historic highs of 4Q12, ROCE and ROA remained strong Pre-tax, pre-provision operating earnings $ in m ill io n s

6 Avg $ millions 4Q12 1Q13 Avg Balance Yield / Rate Avg Balance Yield / Rate Investments / Cash equiv 1,214 3.14% 1,361 3.18% Commercial loans (excludes loan fees) 2,671 4.30% 2,772 4.15% Consumer & residential R/E mortgages 1,109 3.08% 1,122 3.13% Interest earning assets 4,994 3.85% 5,254 3.72% Interest bearing deposits 2,282 0.76% 2,425 0.71% Borrowings 1,122 0.18% 1,100 0.15% Subordinated notes & debt 120 7.73% 120 7.69% Interest bearing liabilities 3,524 0.81% 3,645 0.78% Net interest margin (tax equivalent) 3.28% 3.18% Several positive trends in NIM overshadowed by loan yield compression RESULTS OF OPERATIONS -3 bps -13 bps

7 Revenues reflect continued growth in many areas RESULTS OF OPERATIONS • Net interest income – lower funding cost and loan growth positively impacting NII * Adjusted noninterest income excludes gains on sales of securities, impairment of investment securities and mortgage banking revenue. • Mortgage banking revenue – historically high margins in 3Q12 and 4Q12 • Adjusted noninterest income – increasing from customer swap fees & other derivative income

8 Focus on expense remains disciplined, includes selective investment in growth areas RESULTS OF OPERATIONS • Efficiency ratio - Total noninterest expense excluding early extinguishment of debt costs divided by net interest income plus noninterest income, excluding gains or losses from investment securities and impairment of investment securities ** Excludes early extinguishment of debt $ in m ill io n s

9 Overall asset quality remains strong Zero accruing commercial loans contractually past due 30 days or more RESULTS OF OPERATIONS

10 Commercial criticized and classified detail RESULTS OF OPERATIONS Commercial Criticized & Classified Loans decreased $23 million from 3/13/12 $ in m ill io n s

11 Strong capital ratios provide solid foundation RESULTS OF OPERATIONS Changes from 4Q12 • Tier 1 Capital increased $15 million, primarily due to retained earnings • Tier 2 Capital was essentially unchanged • Average assets increased $253 million – Investments: $137 million – Loans and HFS Loans: $113 million – MSR Asset: $26 million – All other, net: ($23 million) • Risk Weighted Assets (RWA) increased 1% Leverage Ratio Tier 1 Risk Based Ratio Total Risk Based Ratio

12 Business Segment: Banking

13 Banking segment, while centered in Chicago, continues to expand its geographic reach BUSINESS SEGMENT – BANKING

14 In 1Q13, the banking segment contributed $11 million of the Company’s net income BUSINESS SEGMENT – BANKING The Company reports two segments, banking and mortgage banking. In addition, the Company uses an “other” category which includes such things as subordinated debt expense and residual taxes as further explained in the 2012 Form 10K. Segment results include internal allocations, which involve management judgment that is subject to periodic adjustments and enhancements. Prior quarter segment amounts have been restated to conform to the current management reporting methodologies. Banking Segment: Generating steady growth $ in millions 1Q12 2Q12 3Q12 4Q12 1Q13 Net interest income $37.4 $36.7 $36.5 $36.7 $36.2 Noninterest income 6.4 8.8 6.5 7.5 7.6 Total Revenue 43.7 45.6 43.1 44.2 43.8 Noninterest expense 24.7 28.2 26.4 25.8 25.5 Provision for loan losses 7.2 0.0 0.8 1.2 0.3 Income before income taxes 11.8 17.4 15.9 17.2 18.0 Income tax expense 4.7 7.0 6.3 6.9 7.1 Net income $7.1 $10.4 $9.5 $10.3 $10.9 $ in millions First Quarter 2013 Highlights (comparisons to Fourth Quarter 2012) • Commercial loans increased 2% • Avg. core deposits increased 13% • Loan loss provision declined 76% • Income before taxes increased 5%

15 Repositioning of the commercial loan portfolio largely completed, selectively reentering CRE BUSINESS SEGMENT – BANKING Commercial Loans Portfolio Mix

16 Multiple areas contributing to commercial loan growth BUSINESS SEGMENT – BANKING Commercial Loans Components $ in m ill io n s

17 Both national lending groups have grown significantly BUSINESS SEGMENT – BANKING Asset Based Lending • Offices in 12 states with loans originated in 34 states • Loans outstanding increased to $595 million at 3/31/2013 • Commitments grew 3% to $1.09 billion in the quarter with usage at 56%. Typical commitment size is $5 – $50 million Equipment Financing • Started in June 2012, headquartered in Towson, Maryland • $105 million loans and lease receivables outstanding at 3/31/2013 • Customized leases and loans in the $2 – $20 million range ABL & Equipment Financing - Commercial Loans $ i n m ill io n s

18 And our growth in core deposits has positively impacted the banking segment’s funding costs RESULTS OF OPERATIONS • Average core deposits reflect results of long term strategic deposit raising efforts up 13% vs 4Q12 and 50% vs 1Q12 Average Deposits: Banking Segment $ i n b ill io n s Cost of Interest Bearing Deposits • Cost of interest bearing deposits continue favorable trend

19 Business Segment: Cole Taylor Mortgage (“CTM”)

20 Cole Taylor Mortgage continues to execute BUSINESS SEGMENT - MORTGAGE BANKING HIGHLIGHTS First quarter 2013 highlights • Net income of $9 million • Total revenue of $38 million • Originated $1.9 billion of loans • Increased mortgage servicing book to $10.5 billion • 60+ day delinquency on serviced loans remained low at 0.05%

BUSINESS SEGMENT - MORTGAGE BANKING

First quarter results…

First Quarter 2013 Highlights

- Portfolio/HFS net interest income increased due to both average outstanding volume and rate
- $26 million of loan origination income
  - Decline largely due to margins
- $6 million of net servicing revenue
  - 24% increase in the mortgage servicing book

Mortgage Banking Segment (CTM)

$ in Millions	1Q12	2Q12	3Q12	4Q12	1Q13
NII- Portfolio/HFS*	**$2.3**	**$3.5**	**$4.6**	**$5.9**	**$6.4**
Loan Origination Income	16.3	20.5	39.6	38.9	26.4
Net Servicing Revenue**	1.3	2.6	1.0	5.5	5.6
Mortgage Banking Revenue	**17.6**	**23.0**	**40.7**	**44.4**	**32.0**
Total Revenue	**$19.9**	**$26.5**	**$45.3**	**$50.3**	**$38.4**
Provision for Loan Losses	0.1	0.1	0.1	0.0	0.0
Non Interest Expense	11.9	15.8	25.8	29.5	26.2
Pre Tax Income	7.9	10.6	19.3	20.8	12.2
Income Taxes	2.6	3.8	7.1	7.5	3.4
Net Income	**$5.2**	**$6.8**	**$12.3**	**$13.3**	**$8.8**
Origination Volume	$895	$960	$1,385	$1,947	$1,908
Mortgage Servicing ($ Billion)	$2.4	$4.0	$6.2	$8.5	$10.5
Mortgages Held for Investment	$221	$261	$298	$298	$301

The Company reports two segments, banking and mortgage banking. In addition, the Company uses an "other" category which includes such things as subordinated debt expense and residual taxes as further explained in the 2012 Form 10K. Segment results include internal allocations, which involve management judgment that is subject to periodic adjustments and enhancements. Prior quarter segment amounts have been restated to conform to the current management reporting methodologies.

* Includes net interest income on both mortgages held in portfolio for investment and mortgages held for sale

** Includes fair value adjustments

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TaylorCapitalGroup

22 Multi channel platform provides diversification BUSINESS SEGMENT - MORTGAGE BANKING Originations by Purpose Originations by Channel $ in m ill io n s $ in m ill io n s • Loan originations of $1.91 billion in 1Q13 down 2% from 4Q12 • 77% Refinance vs. 23% purchase • Gross locked pipeline of $897 million at 3/31/13 vs $1.11 billion at 12/31/12

23 Growth of mortgage servicing is reflective of CTM’s strategy to diversify into full service mortgage business BUSINESS SEGMENT: MORTGAGE BANKING $ i n m ill io n s $ i n m ill io n s MSR Asset Mortgage Escrow Deposit • As of 3/31/13, the mortgage servicing book was $10.5 billion • Low 60+ day delinquency of 0.05% • 52% self originated vs 48% acquired • Mortgage escrows generate low- cost deposits, decrease in 1Q reflects seasonal timing of property tax payments

24 Concluding Remarks / Questions